WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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N-SAR FILING 06/30/00
PROTECTIVE INVESTMENT COMPANY

770)  Transactions effected pursuant to Rule 10f-3

								NUMBER OF
FUND NAME		DATE		TRANSACTION		SHARES		COMPANY
International Equity Fund 3/15/00		Purchase		20,388		Infineon Technologies
Capital Growth Fund	  4/7/00		Purchase		80,600		Met. Life
International Equity Fund 4/16/00		Purchase	       3,980
      T-On line International AG
Growth & Income Fund       5/2/00		Purchase		32,100
      AT&T Wireless






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